Exhibit (j)

            CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the reference to our  firm  under  the
captions `Financial Highlights," "Independent Auditors"
and "Financial Statements" and to the use of our report
on  the Grand Prix Fund dated November 29, 2000 in  the
Registration  Statement (Form N-1A) of the  Grand  Prix
Funds,  Inc. and its incorporation by reference in  the
related   Prospectus   and  Statement   of   Additional
Information  filed  with  the Securities  and  Exchange
commission in this Post-Effective Amendment  No.  9  to
the Registration Statement under the Securities Act  of
1933 (File No. 333-39133) and in this Amendment No.  11
to  the  Registration  Statement under  the  Investment
Company Act of 1940 (File No. 811-8461).





/s/ Ernst & Young
-------------------------

Milwaukee, Wisconsin
December 13, 2000